Exhibit 99.1

F.N.B. Corporation Reports First Quarter 2012 Results

Hermitage, PA – April 23, 2012 – F.N.B. Corporation (NYSE: FNB) today reported first quarter 2012 financial results. Net income for the first quarter of 2012 was $21.6 million, or $0.15 per diluted share, compared with first quarter of 2011 net income of $17.2 million, or $0.14 per diluted share and fourth quarter of 2011 net income of $23.7 million, or $0.19 per diluted share. The first quarter of 2012 included merger and severance costs of $4.8 million (after-tax), which decreased net income by $0.04 per diluted share, and the first quarter of 2011 included merger and severance costs of $2.7 million (after-tax) which decreased net income by $0.02 per diluted share.

“Results for the first quarter reflect the continuation of several positive key trends for our company and our successful completion of the Parkvale acquisition,” said Vincent J. Delie, Jr., President and Chief Executive Officer. “Organic loan growth was achieved for the eleventh consecutive quarter, driven by market share gains in the Pennsylvania commercial portfolio. Growth in relationship-based deposits and customer repurchase agreements also remained strong. Additionally, credit quality results continue to reflect consistent, solid performance. We are pleased with these achievements and the strong momentum we have established.”

First Quarter 2012 Highlights

•	First quarter net income was $0.19 per diluted share, when excluding merger and severance costs (non-GAAP measure).

•	The net interest margin was 3.74%.

•	Organic loan growth was 5.3% annualized for the Pennsylvania commercial portfolio, resulting in the twelfth consecutive linked-quarter growth for this portfolio.

•	Organic transaction deposit and customer repurchase agreement growth was 8.9% annualized.

•	The efficiency ratio was 61%.

•	Net charge-offs totaled $5.1 million or 0.32% annualized of average originated loans.

•	The allowance for loan losses was 1.55% of total originated loans.

Mr. Delie continued, “The Parkvale acquisition closed on January 1, 2012. This strategic acquisition allows us to leverage our existing strength in the Pittsburgh metropolitan area, one of the nation’s 25 largest MSA’s based on population, where we now hold the number three retail deposit market share position. Our enhanced presence and strengthened position will enable us to build on our past successes achieved in the Pittsburgh market.”

F.N.B. Corporation’s performance ratios for the first quarter of 2012 were as follows: return on average tangible equity (non-GAAP measure) was 14.65%; return on average equity was 6.42%; return on average tangible assets (non-GAAP measure) was 0.86% and return on average assets was 0.75%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.

First Quarter 2012 Results

(All comparisons refer to the fourth quarter of 2011, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $92.8 million in the first quarter of 2012, increasing 13.1% from $82.1 million in the prior quarter. The first quarter net interest margin of 3.74% narrowed from 3.79% as expected, primarily reflecting the addition of Parkvale Financial Corporation (Parkvale) on January 1, 2012 and the impact of the current low interest rate environment. During the first quarter, continued improvements in the cost of funds largely offset the decline in the yield on earning assets.

Average loans totaled $7.8 billion and increased 13.8% reflecting loans added in the Parkvale acquisition ($925 million) and organic growth. Organic growth was driven by continued market share gains in the Pennsylvania commercial portfolio with these average balances increasing $48.6 million, or 5.3% annualized, the twelfth consecutive linked-quarter of organic growth for this portfolio. First quarter results for consumer loans were impacted by normal seasonally lower demand and elevated levels of pay downs experienced early in the quarter, with total consumer loans (excluding residential mortgages) declining $15.3 million or 3.9% annualized on an organic basis. Recent activity for consumer loans has exhibited increased demand and stronger volumes aided by promotional campaigns for these products resulting in a significantly improved pipeline for consumer loans at the end of the first quarter.

Total average deposits and customer repurchase agreements totaled $9.6 billion and increased 19.3% due to deposits added in the Parkvale acquisition ($1.6 billion) and organic growth. Organic growth in lower cost transaction accounts and customer repurchase agreements continued, increasing $129.5 million, or 8.9% annualized, as a result of new client acquisition and customers holding higher average balances. This growth was partially offset by a continued planned decline in time deposits. As of March 31, 2012, FNB’s total customer-based funding was 97.9% of total deposits and borrowings, compared to 96.8%, and loans as a percentage of total deposits and customer repurchase agreements was 79.7%, compared to 86.4%.

Non-Interest Income

Non-interest income totaled $31.7 million in the first quarter of 2012 and decreased 2.6%. Non-interest income excluding gains on the sale of securities increased $2.6 million, or 8.8%, reflecting the addition of Parkvale and improvements in insurance and wealth management revenue. During the first quarter, fee revenue from service charges increased 8.4% primarily as a result of the addition of Parkvale. Insurance commissions and fees increased 23.7% reflecting seasonally higher contingent fee revenue. Wealth management revenue (securities commissions and fees and trust income) increased 11.3% as a result of improved market conditions and the addition of Parkvale.

Non-Interest Expense

Non-interest expense totaled $86.7 million in the first quarter of 2012, increasing $15.1 million, or 21.1%. Contributing to the increase were $7.6 million in merger and severance costs in the first quarter of 2012, partially offset by $3.3 million in FHLB prepayment charges and $0.4 million in merger and severance costs incurred in the fourth quarter of 2011. Excluding these items from each period, non-interest expense increased $11.2 million, or 16.5%, primarily due to the addition of Parkvale’s operating costs. Additionally, higher personnel costs reflecting normal seasonal increases in employee benefits also contributed to the increase. The efficiency ratio for the first quarter was 61%.

Credit Quality

“Credit quality metrics reflect consistent, solid performance and our focus on sound risk management practices,” remarked Mr. Delie. “We are pleased with the first quarter results. Additionally, the impact of the Parkvale acquired portfolio on overall credit quality was in line with our original estimates.”

The provision for loan losses equaled $6.6 million for the first quarter of 2012, a $1.7 million reduction with improvements seen in all portfolios. Net loan charge-offs for the first quarter totaled $5.1 million or 0.32% annualized of average originated loans. The ratio of the allowance for loan losses to total originated loans was 1.55%, consistent with 1.54% for this ratio at December 31, 2011. At March 31, 2012, the ratio of the allowance for loan losses to total loans was 1.31%, compared to 1.47% at December 31, 2011, with the decline reflecting the addition of the Parkvale portfolio. The ratio of non-performing loans and OREO to total originated loans and OREO was 2.22% and increased slightly compared to 2.15% at December 31, 2011, primarily as a result of the addition of $6.1 million in OREO from the Parkvale acquisition. Excluding the addition to OREO related to the acquisition, non-performing loans and OREO to originated loans and OREO would have improved by two basis points.

The Pennsylvania loan portfolio’s credit quality metrics for the first quarter of 2012 continue to reflect very solid performance. The Pennsylvania loan portfolio totaled $7.5 billion at March 31, 2012, representing 96% of the total loan portfolio. Charge-off performance continues to be very good, with net charge-offs for the first quarter totaling $3.7 million or 0.20% annualized of average loans, compared to 0.29% of average loans for the full year of 2011. The portfolio continues to be well reserved, with a 1.31% ratio of the allowance for loan losses to total originated loans, consistent with 1.30% for this ratio at December 31, 2011.

The Florida loan portfolio totaled $135.5 million, decreasing $18.5 million, or 12.0%, primarily reflecting principal payoffs. There were no charge-offs or provisions for loan losses for this portfolio in the first quarter of 2012. This portfolio now represents only 1.7% of the total loan portfolio.

Capital Position

The Corporation’s capital levels at March 31, 2012 continue to exceed federal bank regulatory agency “well capitalized” thresholds. The lower levels compared to the prior quarter are the result of the Parkvale acquisition completed on January 1, 2012. The Parkvale acquisition resulted in total consideration of $138 million and a preliminary addition to goodwill of $102 million during the first quarter of 2012.

At March 31, 2012, the estimated total risk-based capital ratio was 12.2% compared to 13.4% at December 31, 2011, the estimated tier 1 risk-based capital ratio was 10.7% compared to 11.8% at December 31, 2011, and the leverage ratio was 8.14% compared to 9.15%. At March 31, 2012 the tangible equity to tangible assets ratio (non-GAAP measure) was 5.82% compared to 6.65% and the tangible book value per share (non-GAAP measure) was $4.59 compared to $4.80.

The dividend payout ratio for the first quarter of 2012 was 78%.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss first quarter 2012 financial results on Tuesday, April 24, 2012 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (800) 967-7141 or (719) 325-2106 for international callers; the confirmation number is 2173145. The audio-only Webcast may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Tuesday, May 1, 2012. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 2173145. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $11.7 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania, Ohio and West Virginia, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Cautionary Statement Regarding Forward-looking Information

We make statements in this news release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•	Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness.

•	Slowing or failure of the current moderate economic recovery.

•

Continued effects of the aftermath of recessionary conditions and uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on levels of unemployment, loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than we are currently expecting. These statements are based on our current view that the modest economic expansion will persist in 2012 and interest rates will remain very low.

•

Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation and changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects, and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel III initiatives.

•	Results of regulatory examination and the supervision process.

•	Impact on business and operating results of any costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards. In particular, our results currently depend on our ability to manage elevated levels of impacted assets.

•	Our acquisition of Parkvale presents us with risk and uncertainties related both to the acquisition transaction itself and its integration into F.N.B. Corporation after closing, including:

•

Anticipated benefits, including cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events.

•

Our ability to achieve anticipated results from this transaction is dependent also on the extent of credit losses in the acquired loan portfolios and the extent of deposit attrition, in part related to the state of the economy and financial markets. Also, litigation and governmental investigations that may be filed or commenced, as a result of this transaction or otherwise, could impact the timing or realization of anticipated benefits to F.N.B. Corporation.

•

Full integration of Parkvale’s business and operations into F.N.B. Corporation, which includes conversion of F.N.B. Corporations’ different systems and procedures, may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Parkvale’s existing businesses.

•

In addition to the Parkvale acquisition, we grow our business in party by acquiring from time to time other financial services companies, financial services assets and related deposits. These other acquisitions often present risks and uncertainties analogous to those presented by the Parkvale transaction. Acquisition risks include those presented by the nature of the business acquired, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, and the integration of the acquired businesses into F.N.B. Corporation after closing.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through impacts on the economy and financial markets generally or on us or our counterparties specifically.

We provide greater detail regarding some of these factors in our 2011 Form 10-K and 2011 Form 10-Qs, including Risk Factors and Risk Management sections of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC’s website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher

724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel

724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2012	2011		1st Qtr 2012 - 4th Qtr 2011	1st Qtr 2012 - 1st Qtr 2011
	First Quarter	Fourth Quarter	First Quarter	Percent Variance	Percent Variance
Statement of earnings
Interest income	$107,287	$96,897	$97,371	10.7	10.2
Interest expense	16,366	16,768	20,088	-2.4	-18.5

Net interest income	90,921	80,129	77,283	13.5	17.6
Taxable equivalent adjustment	1,901	1,922	1,965	-1.1	-3.3

Net interest income (FTE) (1)	92,822	82,051	79,248	13.1	17.1
Provision for loan losses	6,572	8,289	8,228	-20.7	-20.1

Net interest income after provision (FTE)	86,250	73,762	71,020	16.9	21.4

Impairment losses on securities	0	(422)	0	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	0	393	0	n/m	n/m

Net impairment losses on securities	0	(29)	0	n/m	n/m

Service charges	17,165	15,833	14,335	8.4	19.7
Insurance commissions and fees	4,172	3,373	4,146	23.7	0.6
Securities commissions and fees	2,011	1,602	1,972	25.5	2.0
Trust income	3,734	3,560	3,710	4.9	0.7
Gain on sale of securities	108	3,511	54	-96.9	100.8
Gain on sale of loans	809	968	767	-16.4	5.4
Other	3,746	3,780	3,448	-0.9	8.6

Total non-interest income	31,745	32,598	28,432	-2.6	11.7

Salaries and employee benefits	44,606	37,758	38,382	18.1	16.2
Occupancy and equipment	11,792	10,205	10,385	15.6	13.5
Amortization of intangibles	2,281	1,819	1,796	25.4	27.0
Other real estate owned	1,636	231	1,579	607.2	3.6
FHLB prepayment penalty	0	3,328	0	n/m	n/m
Other	26,358	18,250	22,415	44.4	17.6

Total non-interest expense	86,673	71,591	74,557	21.1	16.2

Income before income taxes	31,322	34,769	24,895	-9.9	25.8
Taxable equivalent adjustment	1,901	1,922	1,965	-1.1	-3.3
Income taxes	7,839	9,110	5,755	-14.0	36.2

Net income	$21,582	$23,737	$17,175	-9.1	25.7

Earnings per share:
Basic	$0.16	$0.19	$0.14	-15.8	14.3
Diluted	$0.15	$0.19	$0.14	-21.1	7.1

Performance ratios
Return on average equity	6.42%	7.72%	6.17%
Return on average tangible equity (2) (4)	14.65%	15.94%	13.93%
Return on average assets	0.75%	0.95%	0.72%
Return on average tangible assets (3) (4)	0.86%	1.06%	0.82%
Net interest margin (FTE) (1)	3.74%	3.79%	3.81%
Yield on earning assets (FTE) (1)	4.40%	4.56%	4.77%
Cost of funds	0.77%	0.92%	1.12%
Efficiency ratio (FTE) (1) (5)	60.91%	59.27%	62.31%
Effective tax rate	26.64%	27.73%	25.10%

Common stock data
Average basic shares outstanding	138,898,581	126,566,483	120,193,233	9.7	15.6
Average diluted shares outstanding	140,386,625	127,615,744	120,956,346	10.0	16.1
Ending shares outstanding	139,501,039	127,220,759	120,871,383	9.7	15.4
Book value per share	$9.71	$9.51	$9.34	2.1	4.0
Tangible book value per share (4)	$4.59	$4.80	$4.36	-4.4	5.3
Dividend payout ratio	78.11%	65.60%	83.86%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012	2011		1st Qtr 2012 - 4th Qtr 2011	1st Qtr 2012 - 1st Qtr 2011
	First Quarter	Fourth Quarter	First Quarter	Percent Variance	Percent Variance
Balance Sheet (at period end)
Assets
Cash and due from banks	$192,346	$197,349	$157,568	-2.5	22.1
Interest bearing deposits with banks	72,376	11,604	132,340	523.7	-45.3

Cash and cash equivalents	264,722	208,953	289,908	26.7	-8.7
Securities available for sale	1,097,801	640,571	804,242	71.4	36.5
Securities held to maturity	1,178,558	917,212	956,693	28.5	23.2
Residential mortgage loans held for sale	11,618	14,275	6,254	-18.6	85.8
Loans, net of unearned income	7,802,792	6,856,667	6,559,952	13.8	18.9
Allowance for loan losses	(102,093)	(100,662)	(107,612)	1.4	-5.1

Net loans	7,700,699	6,756,005	6,452,340	14.0	19.3
Premises and equipment, net	146,406	130,043	125,067	12.6	17.1
Goodwill	670,519	568,462	565,090	18.0	18.7
Core deposit and other intangible assets, net	43,657	30,953	36,385	41.0	20.0
Bank owned life insurance	236,753	208,927	208,720	13.3	13.4
Other assets	375,330	311,082	310,582	20.7	20.8

Total Assets	$11,726,063	$9,786,483	$9,755,281	19.8	20.2

Liabilities
Deposits:
Non-interest bearing demand	$1,579,340	$1,340,465	$1,223,720	17.8	29.1
Savings and NOW	4,706,748	3,790,863	3,831,735	24.2	22.8
Certificates and other time deposits	2,769,066	2,158,440	2,334,856	28.3	18.6

Total Deposits	9,055,154	7,289,768	7,390,311	24.2	22.5
Other liabilities	144,094	143,239	94,975	0.6	51.7
Short-term borrowings	877,828	851,294	738,520	3.1	18.9
Long-term debt	90,308	88,016	199,134	2.6	-54.6
Junior subordinated debt	203,980	203,967	203,927	0.0	0.0

Total Liabilities	10,371,364	8,576,284	8,626,867	20.9	20.2
Stockholders’ Equity
Common stock	1,393	1,268	1,205	9.8	15.6
Additional paid-in capital	1,363,956	1,224,572	1,154,953	11.4	18.1
Retained earnings	37,272	32,925	9,336	13.2	299.2
Accumulated other comprehensive income	(43,735)	(45,148)	(33,679)	-3.1	29.9
Treasury stock	(4,187)	(3,418)	(3,401)	22.5	23.1

Total Stockholders’ Equity	1,354,699	1,210,199	1,128,414	11.9	20.1

Total Liabilities and Stockholders’ Equity	$11,726,063	$9,786,483	$9,755,281	19.8	20.2

Selected average balances
Total assets	$11,563,665	$9,947,884	$9,695,015	16.2	19.3
Earning assets	9,970,829	8,619,185	8,409,212	15.7	18.6
Securities	2,094,803	1,713,209	1,731,714	22.3	21.0
Interest bearing deposits with banks	98,265	69,713	137,281	41.0	-28.4
Loans, net of unearned income	7,777,761	6,836,263	6,540,217	13.8	18.9
Allowance for loan losses	102,519	109,588	108,259	-6.5	-5.3
Goodwill and intangibles	719,195	599,352	595,436	20.0	20.8
Deposits and customer repos (6)	9,600,217	8,048,276	7,916,046	19.3	21.3
Short-term borrowings	152,977	171,555	143,531	-10.8	6.6
Long-term debt	92,288	174,220	199,047	-47.0	-53.6
Trust preferred securities	201,876	203,960	203,961	-1.0	-1.0
Shareholders’ equity	1,352,569	1,219,575	1,129,622	10.9	19.7

Capital ratios
Equity / assets (period end)	11.55%	12.37%	11.57%
Leverage ratio	8.14%	9.15%	8.36%
Tangible equity / tangible assets (period end) (4)	5.82%	6.65%	5.76%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.21%	7.14%	6.12%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				1st Qtr 2012 - 4th Qtr 2011 Percent Variance	1st Qtr 2012 - 1st Qtr 2011 Percent Variance
	2012	2011
	First Quarter	Fourth Quarter	First Quarter
Balances at period end
Loans:
Commercial real estate	$2,521,571	$2,341,646	$2,427,609	7.7	3.9
Commercial real estate - FL	135,547	154,081	185,148	-12.0	-26.8
Commercial and industrial	1,451,144	1,363,692	1,076,910	6.4	34.8
Commercial leases	118,050	110,795	87,916	6.5	34.3

Commercial loans and leases	4,226,312	3,970,214	3,777,583	6.5	11.9
Direct installment	1,082,964	1,029,187	1,036,213	5.2	4.5
Residential mortgages	1,187,448	670,936	673,152	77.0	76.4
Indirect installment	563,929	540,789	522,634	4.3	7.9
Consumer LOC	704,773	607,280	511,329	16.1	37.8
Other	37,366	38,261	39,041	-2.3	-4.3

Total loans	$7,802,792	$6,856,667	$6,559,952	13.8	18.9

Deposits:
Non-interest bearing deposits	$1,579,340	$1,340,465	$1,223,720	17.8	29.1
Savings and NOW	4,706,748	3,790,863	3,831,735	24.2	22.8
Certificates of deposit and other time deposits	2,769,066	2,158,440	2,334,856	28.3	18.6

Total deposits	9,055,154	7,289,768	7,390,311	24.2	22.5
Customer repos (6)	729,987	646,660	592,643	12.9	23.2

Total deposits and customer repos (6)	$9,785,141	$7,936,428	$7,982,954	23.3	22.6

Average balances
Loans:
Commercial real estate	$2,509,031	$2,355,663	$2,385,097	6.5	5.2
Commercial real estate - FL	144,814	165,330	190,215	-12.4	-23.9
Commercial and industrial	1,407,418	1,311,648	1,079,251	7.3	30.4
Commercial leases	113,235	106,160	84,196	6.7	34.5

Commercial loans and leases	4,174,499	3,938,800	3,738,759	6.0	11.7
Direct installment	1,091,931	1,032,022	1,046,249	5.8	4.4
Residential mortgages	1,222,620	691,839	689,679	76.7	77.3
Indirect installment	552,337	538,283	518,168	2.6	6.6
Consumer LOC	695,197	594,070	507,405	17.0	37.0
Other	41,177	41,249	39,957	-0.2	3.1

Total loans	$7,777,761	$6,836,263	$6,540,217	13.8	18.9

Deposits:
Non-interest bearing deposits	$1,470,648	$1,339,484	$1,176,031	9.8	25.1
Savings and NOW	4,591,590	3,809,265	3,753,938	20.5	22.3
Certificates of deposit and other time deposits	2,813,898	2,202,129	2,340,149	27.8	20.2

Total deposits	8,876,136	7,350,878	7,270,118	20.7	22.1
Customer repos (6)	724,081	697,398	645,928	3.8	12.1

Total deposits and customer repos (6)	$9,600,217	$8,048,276	$7,916,046	19.3	21.3

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012	2011		1st Qtr 2012 - 4th Qtr 2011	1st Qtr 2012 - 1st Qtr 2011
	First Quarter	Fourth Quarter	First Quarter	Percent Variance	Percent Variance
Asset Quality Data
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$98,418	$94,335	$108,080	4.3	-8.9
Restructured loans	11,416	11,893	21,577	-4.0	-47.1

Non-performing loans	109,834	106,228	129,657	3.4	-15.3
Other real estate owned (9)	36,958	34,719	38,101	6.4	-3.0

Non-performing loans and OREO	146,792	140,947	167,758	4.1	-12.5
Non-performing investments	3,478	8,972	6,204	-61.2	-43.9

Total non-performing assets	$150,270	$149,919	$173,962	0.2	-13.6

Non-performing loans / total loans	1.41%	1.55%	1.98%
Non-performing loans / total originated loans (10)	1.67%	1.63%	2.11%
Non-performing loans + OREO / total loans + OREO	1.87%	2.05%	2.54%
Non-performing loans + OREO / total originated loans + OREO (10)	2.22%	2.15%	2.71%
Non-performing assets / total assets	1.28%	1.53%	1.78%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,662	$108,813	$106,120	-7.5	-5.1
Provision for loan losses	6,572	8,289	8,228	-20.7	-20.1
Net loan charge-offs	(5,141)	(16,440)	(6,736)	-68.7	-23.7

Allowance for loan losses (originated portfolio)	102,093	100,662	107,612	1.4	-5.1
Allowance for loan losses (acquired portfolio) (11)	0	0	0	0.0	0.0

Total allowance for loan losses	$102,093	$100,662	$107,612	1.4	-5.1

Allowance for loan losses / total loans	1.31%	1.47%	1.64%
Allowance for loan losses (originated loans) / total originated loans (10)	1.55%	1.54%	1.75%
Allowance for loan losses / total non-performing loans (8)	92.95%	94.76%	83.00%

Net loan charge-offs (annualized) / total average loans	0.27%	0.95%	0.42%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.32%	1.01%	0.45%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$28,123	$33,978	$45,176	-17.2	-37.7
Loans 90+ days past due	7,325	7,016	7,684	4.4	-4.7
Non-accrual loans	98,418	94,335	108,080	4.3	-8.9

Total past due and non-accrual loans	$133,866	$135,329	$160,940	-1.1	-16.8

Total past due and non-accrual loans / total originated loans	2.03%	2.08%	2.62%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$20,694	$12,195	$10,018	69.7	106.6
Loans 90+ days past due	40,190	11,115	8,399	261.6	378.5
Non-accrual loans	0	0	0	0.0	0.0

Total past due and non-accrual loans	$60,884	$23,310	$18,417	161.2	230.6

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012	2011		1st Qtr 2012 - 4th Qtr 2011	1st Qtr 2012 - 1st Qtr 2011
	First Quarter	Fourth Quarter	First Quarter	Percent Variance	Percent Variance
Supplemental Asset Quality Information:
Portfolio Detail
Total Loans
Bank - PA	$7,509,361	$6,538,730	$6,216,969	14.8	20.8
Bank - FL	135,547	154,081	185,148	-12.0	-26.8
Regency	157,885	163,856	157,835	-3.6	0.0

Total loans	$7,802,792	$6,856,667	$6,559,952	13.8	18.9

Non-Performing Loans and Other Real Estate Owned
Non-performing loans (includes non-performing TDRs)
Bank - PA	$63,833	$60,720	$74,292	5.1	-14.1
Bank - FL	39,021	39,122	46,701	-0.3	-16.4
Regency	6,980	6,386	8,664	9.3	-19.4

Total non-performing loans	$109,834	$106,228	$129,657	3.4	-15.3

Other real estate owned
Bank - PA	$17,585	$13,216	$12,044	33.1	46.0
Bank - FL	18,097	19,921	24,502	-9.2	-26.1
Regency	1,276	1,582	1,555	-19.3	-17.9

Total other real estate owned	$36,958	$34,719	$38,101	6.4	-3.0

Non-performing loans + OREO
Bank - PA	$81,418	$73,936	$86,336	10.1	-5.7
Bank - FL	57,118	59,043	71,203	-3.3	-19.8
Regency	8,256	7,968	10,219	3.6	-19.2

Total non-performing loans + OREO	$146,792	$140,947	$167,758	4.1	-12.5

Non-Performing Loans + OREO / Total Loans + OREO
Bank - PA	1.08%	1.13%	1.39%
Bank - FL	37.18%	33.93%	33.96%
Regency	5.19%	4.82%	6.41%

Total non-performing loans + OREO / total loans + OREO	1.87%	2.05%	2.54%

Provision for Loan Losses
Bank - PA	$5,406	$4,194	$5,300	28.9	2.0
Bank - FL	0	2,280	1,600	-100.0	-100.0
Regency	1,166	1,815	1,328	-35.8	-12.2

Total provision for loan losses	$6,572	$8,289	$8,228	-20.7	-20.1

Net Loan Charge-Offs
Bank - PA	$3,733	$4,898	$4,053	-23.8	-7.9
Bank - FL	(9)	9,812	1,147	-100.1	-100.8
Regency	1,417	1,730	1,536	-18.1	-7.7

Total net loan charge-offs	$5,141	$16,440	$6,736	-68.7	-23.7

Allowance for Loan Losses
Bank - PA	$82,507	$80,834	$83,044	2.1	-0.6
Bank - FL	12,955	12,946	17,938	0.1	-27.8
Regency	6,631	6,882	6,630	-3.6	0.0

Total allowance for loan losses	$102,093	$100,662	$107,612	1.4	-5.1

Allowance for Loan Losses / Total Loans
Bank - PA	1.10%	1.24%	1.34%
Bank - FL	9.56%	8.40%	9.69%
Regency	4.20%	4.20%	4.20%

Allowance for loan losses / total loans	1.31%	1.47%	1.64%

Net Loan Charge-Offs (annualized) / Total Average Loans
Bank - PA	0.20%	0.30%	0.27%
Bank - FL	-0.02%	23.55%	2.45%
Regency	3.56%	4.21%	3.90%

Net loan charge-offs (annualized) / average loans	0.27%	0.95%	0.42%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation’s operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation’s peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation’s reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation’s financial statements.

	2012	2011
	First Quarter	Fourth Quarter	First Quarter
Adjusted net income:
Net income	$21,582	$23,737	$17,175
Merger and severance costs, net of tax	4,943	255	2,695

Adjusted net income	$26,524	$23,992	$19,870

Adjusted diluted earnings per share:
Diluted earnings per share	$0.15	$0.19	$0.14
Effect of merger and severance costs, net of tax	0.04	0.00	0.02

Adjusted diluted earnings per share	$0.19	$0.19	$0.16

Return on average tangible equity (2):
Net income (annualized)	$86,801	$94,175	$69,653
Amortization of intangibles, net of tax (annualized)	5,964	4,692	4,734

	92,765	98,867	74,387

Average total shareholders’ equity	1,352,569	1,219,575	1,129,622
Less: Average intangibles	(719,195)	(599,352)	(595,436)

	633,374	620,223	534,186

Return on average tangible equity (2)	14.65%	15.94%	13.93%

Return on average tangible assets (3):
Net income (annualized)	$86,801	$94,175	$69,653
Amortization of intangibles, net of tax (annualized)	5,964	4,692	4,734

	92,765	98,867	74,387

Average total assets	11,563,665	9,947,884	9,695,015
Less: Average intangibles	(719,195)	(599,352)	(595,436)

	10,844,470	9,348,532	9,099,579

Return on average tangible assets (3)	0.86%	1.06%	0.82%

Tangible book value per share:
Total shareholders’ equity	$1,354,699	$1,210,199	$1,128,414
Less: intangibles	(714,177)	(599,414)	(601,475)

	640,522	610,785	526,939

Ending shares outstanding	139,501,039	127,220,759	120,871,383

Tangible book value per share	$4.59	$4.80	$4.36

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012	2011
	First Quarter	Fourth Quarter	First Quarter
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,354,699	$1,210,199	$1,128,414
Less: intangibles	(714,177)	(599,414)	(601,475)

	640,522	610,785	526,939

Total assets	11,726,063	9,786,483	9,755,281
Less: intangibles	(714,177)	(599,414)	(601,475)

	11,011,886	9,187,069	9,153,806

Tangible equity / tangible assets (period end)	5.82%	6.65%	5.76%

Tangible equity, excluding AOCI / tangible assets (period end) (7):
Total shareholders’ equity	$1,354,699	$1,210,199	$1,128,414
Less: intangibles	(714,177)	(599,414)	(601,475)
Less: AOCI	43,735	45,148	33,679

	684,257	655,933	560,618

Total assets	11,726,063	9,786,483	9,755,281
Less: intangibles	(714,177)	(599,414)	(601,475)

	11,011,886	9,187,069	9,153,806

Tangible equity, excluding AOCI / tangible assets (period end) (7)	6.21%	7.14%	6.12%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains and net impairment losses on securities.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(8)	Does not include loans acquired at fair value (“acquired portfolio”).
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	“Originated Portfolio” or “Originated Loans” equals loans and leases not included by definition in the Acquired Portfolio.
(11)	“Acquired Portfolio” or “Acquired Loans” equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation’s estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(12)	Represents contractual balances.